Exhibit (h)(4)(a)

AMENDMENT TO SECURITIES LENDING AGREEMENT

This Amendment is made on June 17, 2025, to the Securities Lending Agreement dated June 11, 2021 (as amended from time to time, the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and Janus Detroit Street Trust, on behalf of each series listed in Schedule 11 to the Agreement (each such series, a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

2.	From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

3.	Schedule 2 of the Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

4.	Schedule 4 of the Agreement shall be deleted in its entirety and replaced with Exhibit B attached hereto.

5.	Existing Schedule 10 of the Agreement shall be replaced with new Schedule 10 attached hereto.

6.	Schedule 11 of the Agreement shall be deleted in its entirety and any reference to Schedule in the Agreement shall be replaced with a reference to Schedule 4.

7.	This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

8.	This Amendment shall be governed by and construed under the laws of the United States and the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

In Witness whereof, the parties have executed this Amendment as of the date first written above.

JANUS DETROIT STREET TRUST,		JPMORGAN CHASE BANK, N.A.
on behalf of its series as listed in Schedule 4 of the Agreement

By:	/s/ Jesper Nergaard	By:	/s/ Amy Dunn

Name:	Jesper Nergaard	Name:	Amy Dunn

Title:	Vice President, Treasurer	Title:	Executive Director

Date:	June 17, 2025 | 07:56 MDT	Date:	June 16, 2025

Exhibit A

SCHEDULE 2

JPMorgan Chase Bank, N.A.

Securities Lending Approved Borrowers

Borrower Name	Domicile	Lender Approves (Check all that apply)*
ABN AMRO Bank N.V.	Netherlands	✓
ABN AMRO Securities (USA) LLC	US
Altegris/AACA Opportunistic Real Estate Fund	US
Australia and New Zealand Banking Group Limited	Australia
Banco Santander, S.A.	Spain
Bank of Montreal – London Branch	UK
Bank of Montreal - Chicago and NY Branch	US
Barclays Bank PLC	UK	✓
Barclays Capital Securities Limited	UK	✓
Barclays Capital, Inc.	US	✓
BMO Capital Markets Corp.	US	✓
BMO Capital Markets Limited	UK	✓
BMO Nesbitt Burns Inc.	Canada
BNP Paribas Arbitrage SNC	France	✓
BNP Paribas Prime Brokerage International Limited	Ireland	✓
BNP Paribas S.A.	France	✓
BNP Paribas Securities Corp.	US	✓
BofA Securities, Inc.	US	✓
Canadian Imperial Bank of Commerce (London Branch)	UK	✓
Cantor Fitzgerald & Co	US
CF Secured, LLC	US
CIBC World Markets Corp.	US	✓
CIBC World Markets Inc.	Canada	✓
Citadel Clearing LLC	US	✓
Citadel Securities LLC	US	✓
Citigroup Global Markets Australia PTY Limited	Australia
Citigroup Global Markets Inc.	US	✓
Citigroup Global Markets Europe	Germany
Citigroup Global Markets Limited	UK	✓
Commerzbank AG	Germany
Commonwealth Bank of Australia	Australia	✓
Cowen and Company LLC	US	✓
Credit Suisse International	UK	✓
Credit Suisse AG, Dublin Branch	Ireland	✓
Credit Suisse AG, New York Branch	US	✓
Credit Suisse AG, Singapore Branch	Singapore	✓
Credit Suisse Equities (Australia) Limited	Australia	✓
Credit Suisse Securities (Europe) Limited	UK	✓
Credit Suisse Securities (USA) LLC	US	✓
Danske Bank A/S	Denmark
Deutsche Bank AG London Branch	UK	✓
Deutsche Bank Securities Incorporated	US	✓
Deutsche Securities Australia Limited	Australia
First Horizon Bank	US

Borrower Name	Domicile	Lender Approves (Check all that apply)*
Goldman Sachs & Co. LLC	US	✓
Goldman Sachs International	UK	✓
Guggenheim Securities, LLC	US	✓
Healthcare of Ontario Pension Plan Trust Fund	Canada	✓
HSBC Bank PLC	UK	✓
HSBC Securities (USA), Inc.	US	✓
Industrial & Commercial Bank of China Financial Services LLC	US
ING Bank N.V.	Netherlands
ING Bank NV London Branch	UK
ING Financial Markets LLC	US	✓
Interactive Brokers LLC	US
J.P. Morgan Securities Australia Limited**	Australia	✓
J.P. Morgan Securities LLC **	US	✓
J.P. Morgan Securities PLC **	UK	✓
Janney Montgomery Scott LLC	US
Jefferies LLC	US
LLoyds Bank Corporate Markets Plc	UK
Lloyds Bank PLC	UK
Macquarie Bank Limited	Australia	✓
Macquarie Bank Limited (London Branch)	UK
Macquarie Capital (USA) Inc.	US
Merrill Lynch Equities (Australia) Limited	Australia
Merrill Lynch International	UK	✓
Mirae Asset Securities (USA) Inc.	US
Mizuho Securities USA LLC	US	✓
Morgan Stanley & Co. International PLC	UK	✓
Morgan Stanley & Co., LLC	US	✓
Morgan Stanley Australia Securities Limited	Australia	✓
Morgan Stanley Europe SE	Germany	✓
MUFG Securities Americas Inc.	US	✓
MUFG Securities EMEA PLC	UK	✓
National Australia Bank Limited	Australia
National Bank Financial Inc.	Canada	✓
National Bank of Canada Financial Inc.	US	✓
National Financial Services LLC	US
NatWest Markets Plc	UK
NatWest Markets Securities Inc.	US
Natixis SA	France	✓
NBC Global Finance Limited	Ireland	✓
Nomura International PLC	UK	✓
Nomura Securities International, Inc.	US	✓
Pershing LLC	US
RBC Capital Markets LLC	US	✓
Royal Bank of Canada - Sydney Branch	Australia
Royal Bank of Canada - NY Branch	US
Santander UK plc	UK	✓
Scotia Capital (USA) Inc.	US
SG Americas Securities, LLC	US	✓
Skandinaviska Enskilda Banken AB (publ)	Sweden	✓
Societe Generale - New York Branch	US	✓
Societe Generale London Branch	UK	✓

Borrower Name	Domicile	Lender Approves (Check all that apply)*
Societe Generale Paris Branch	France	✓
Standard Chartered Bank	UK	✓
State Street Bank and Trust Company	US
Svenska Handelsbanken AB (publ)	Sweden
TD Prime Services LLC	US
TD Securities (USA) LLC	US	✓
The Bank of Nova Scotia	UK	✓
The Bank of Nova Scotia – NY & Houston Branch	US
UBS AG Australia Branch	Australia
UBS AG London Branch	UK	✓
UBS Europe SE	Germany
UBS Securities Australia Ltd	Australia
UBS Securities LLC	US	✓
Virtu Americas LLC	US
Wells Fargo Bank, National Association	US
Wells Fargo Clearing Services, LLC	US
Wells Fargo Securities, LLC	US	✓
Zürcher Kantonalbank	Switzerland

113 Borrowers

Last updated: Sept 2020

If Lender is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), Lender hereby represents that none of the Borrowers on the above listed schedule is an (A) “affiliated person” of the Lender as defined in Section 2(a)(3) of the 1940 Act, (B) a “promoter” of the Lender as defined in Section 2(a)(30) of the 1940 Act, (C) the “principal underwriter” of the Lender as defined in Section 2(a)(29) of the 1940 Act or (D) an affiliated person of any such person.

*Lender confirms that none of the approved borrowers is an affiliate of Lender.

**Affiliate of J.P. Morgan: This Borrower is not approved for ERISA Lenders unless specifically authorized in this Agreement, an amendment to this Agreement or separate letter pursuant to Prohibited Transaction Exemption 2009-11 or Prohibited Transaction Exemption 1999-34 from the U.S. Department of Labor. Note that all non-US borrowers in this Schedule satisfy the foreign borrower conditions established under Prohibited Transaction Exemption 2006-16 from the U.S. Department of Labor.

Exhibit B

SCHEDULE 4

Lending Accounts and Markets

I.	Lender Accounts

The following Securities Accounts shall be Lending Accounts:

Funds	GTI Account	TITAN Account
Janus Henderson U.S. Real Estate ETF	EXZ67	G32669
Janus Henderson Small Cap Growth Alpha ETF	N/A	G29210
Janus Henderson Small/Mid Cap Growth Alpha ETF	N/A	G29211
Janus Henderson Short Duration Income ETF	EWU65	G29221
Janus Henderson Mortgage Backed Securities ETF	N/A	G29212
Janus Henderson AAA CLO ETF	N/A	G29213
Janus Henderson Sustainable Corporate Bond ETF	EYR32	S 17566
Janus Henderson B-BBB CLO ETF	EZS38	S 17513
Janus Henderson Securitized Income ETF	FGG46	S 19163
Janus Henderson Emerging Markets Debt Hard Currency ETF	FKZ57	A 20424
Janus Henderson Mid Cap Growth Alpha ETF	N/A	E 24515
Janus Henderson Transformational Growth ETF	N/A	E 24540
Janus Henderson Income ETF	G45275	FLU74

II.	Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Additional Market Requirements
1	Australia	Yes – refer to Addendum (I) below
2	Austria
3	Belgium
4	Canada
5	Czech Republic
6	Denmark
7	Euroclear
8	Finland
9	France	Yes – refer to Addendum (II) below
10	Germany
11	Hong Kong
12	Hungary	Yes – refer to Addendum (IV) below
13	Ireland
14	Israel
15	Italy
16	Japan	Yes – refer to Addendum (IV) below

17	Mexico	Yes – refer to Addendum (IV) below
18	Netherlands
19	New Zealand
20	Norway
21	Portugal
22	Singapore	Yes – refer to Addendum (IV) below
23	South Africa
24	Spain
25	Sweden
26	Switzerland
27	United Kingdom
28	United States

Market Terms Schedule

I.	Australia

Lender acknowledges and accepts that:

a)	with regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan;

b)	due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above;

c)	subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:

i.	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and

ii.	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower;

d)	J.P. Morgan shall not be liable to Lender in the event that:

iii.	Lender does not provide to J.P. Morgan any election Instructions; or

iv.	Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or

v.	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions.

II.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d’Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

III.	Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment” in:

a)	Hungary

b)	Japan

c)	Mexico

d)	Singapore

Securities Lending Agreement

SCHEDULE 10

Applicable Restrictions

J.P. Morgan shall follow applicable lending restrictions as set forth in this Schedule.

1.	Based on the daily report of the Securities held by the Custodian for the Lender, J.P. Morgan may not lend Securities held by the Custodian for the Lender which are more than 75% of the Securities of a particular series of an issuer. For the avoidance of doubt, this lending restriction of 75% does not apply with respect to Securities held by the Custodian for the Lender which are United States Treasury securities.

2.	J.P. Morgan may not lend Securities where Janus Henderson Investors holds 15% or more of free float (the "Free Float Limit") and 15% or greater of total shares outstanding (the "TSO Limit").

3.	J.P. Morgan may not lend Securities held by the Lender if as a result more than 25% of the Lender total assets would be on loan.

4.	J.P. Morgan may not enter into new Loans where the Lender has already loaned 25% of its total assets.

5.	In accordance with Section 2.8 (Voting), the Lender may terminate a Loan for purposes of voting. However, the Lender will not terminate a Loan for voting where the relevant issuers of the Securities subject to such Loan are located in any of the jurisdictions set out below which permits “share-blocking” (“Shareblocking Jurisdictions"), unless otherwise instructed by the Lender. Lender may amend such list of jurisdictions (the “Shareblocking Jurisdiction List”) by fourteen (14) days’ prior written notice to J.P. Morgan.

Each of the following jurisdictions qualify as Shareblocking Jurisdictions for the purposes of this clause 5:

Argentinia, Curacao (Netherlands Antilles), Egypt, Iceland, Kazakhstan, Lebanon, Luxembourg, Mauritius, Morocco, Norway and Switzerland.

6.	The restrictions set forth in this Schedule 10 may be amended from time to time by both parties in writing.

J.P. Morgan’s obligation to comply with the above restrictions (“Restrictions”) is subject to the following:

(i)       J.P. Morgan to receive the following information (“Information”) from the Lender as specified below and J.P. Morgan’s monitoring of these Restrictions will be based on such Information and J.P. Morgan is not under an obligation to request any further information from the Lender:

Daily report of the Securities held by the Custodian for the Lender;

In respect of the Free Float Limit, upon execution of this Agreement, a list of Securities to which the Free Float Limit applies. The Lender will provide J.P. Morgan with an updated list on a daily basis to reflect any changes and J.P. Morgan shall comply with and monitor the Free Float Limit based on such daily updated list.

In respect of the TSO Limit, upon execution of this Agreement, a list of Securities to which the TSO Limit applies. The Lender will provide J.P. Morgan with an updated list on a daily basis to reflect any changes and J.P. Morgan shall comply with and monitor the TSO Limit based on such daily updated list.

On a monthly basis, the total assets of the Lender

In respect of the above voting restriction in any jurisdiction which permits share-blocking Lender to ensure that it provides J.P. Morgan with an updated Shareblocking Jurisdiction List where there are changes to such list.

(ii)       Upon receipt of the Information, J.P. Morgan to operational implement such Information as soon as reasonably practicable after receipt of the relevant Information; and

(iii)       As a result of J.P. Morgan applying particular Information to such relevant Restriction(s), J.P. Morgan may be required to terminate Loans of the Lender, J.P. Morgan to terminate such relevant Loans as soon as reasonably practicable, taking into account market practice and relevant settlement cycles, after receipt of the relevant Information.